Filed Pursuant to Rule 424(b)(2)
Registration No. 333-229513

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
0.450% Senior Notes due 2025	$1,000,000,000	99.901%	$999,010,000	$129,671.50
0.800% Senior Notes due 2027	$1,000,000,000	99.660%	$996,600,000	$129,358.68
1.100% Senior Notes due 2030	$2,250,000,000	99.726%	$2,243,835,000	$291,249.78
1.900% Senior Notes due 2040	$1,250,000,000	99.371%	$1,242,138,000	$161,229.51
2.050% Senior Notes due 2050	$2,500,000,000	99.155%	$2,478,875,000	$321,757.98
2.250% Senior Notes due 2060	$2,000,000,000	99.007%	$1,980,140,000	$257,022.17
Total	$10,000,000,000	—	$9,940,598,000	$1,290,289.62

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)

This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement on Form S-3 (File No. 333-229513) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 4, 2019)

$10,000,000,000

Alphabet Inc.

$1,000,000,000 0.450% Notes due 2025

$1,000,000,000 0.800% Notes due 2027

$2,250,000,000 1.100% Notes due 2030

$1,250,000,000 1.900% Notes due 2040

$2,500,000,000 2.050% Notes due 2050

$2,000,000,000 2.250% Notes due 2060

We are offering $1,000,000,000 aggregate principal amount of our 0.450% notes due 2025 (the “2025 Notes”), $1,000,000,000 aggregate principal amount of our 0.800% notes due 2027 (the “2027 Notes”), $2,250,000,000 aggregate principal amount of our 1.100% notes due 2030 (the “2030 Notes”), $1,250,000,000 aggregate principal amount of our 1.900% notes due 2040 (the “2040 Notes”), $2,500,000,000 aggregate principal amount of our 2.050% notes due 2050 (the “2050 Notes” and, together with the 2025 Notes and the 2030 Notes, the “Sustainability Notes”) and $2,000,000,000 aggregate principal amount of our 2.250% notes due 2060 (the “2060 Notes” and, together with the 2025 Notes, the 2027 Notes, the 2030 Notes, the 2040 Notes and the 2050 Notes, the “notes”). The 2025 Notes will mature on August 15, 2025, the 2027 Notes will mature on August 15, 2027, the 2030 Notes will mature on August 15, 2030, the 2040 Notes will mature on August 15, 2040, the 2050 Notes will mature on August 15, 2050 and the 2060 Notes will mature on August 15, 2060. Interest on the notes will accrue from August 5, 2020 and be payable on February 15 and August 15 of each year, beginning on February 15, 2021. We may redeem the notes in whole or in part at any time or from time to time at the redemption prices described under the heading “Description of the Notes—Optional Redemption” in this prospectus supplement.

The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries.

See “Risk Factors” beginning on page S-5 for a discussion of certain risks that should be considered in connection with an investment in the notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price (1)	Underwriting Discounts	Proceeds to Alphabet (1)
Per 2025 Note	99.901%	0.350%	99.551%
Total	$999,010,000	$3,500,000	$995,510,000
Per 2027 Note	99.660%	0.375%	99.285%
Total	$996,600,000	$3,750,000	$992,850,000
Per 2030 Note	99.726%	0.400%	99.326%
Total	$2,243,835,000	$9,000,000	$2,234,835,000
Per 2040 Note	99.371%	0.750%	98.621%
Total	$1,242,138,000	$9,375,000	$1,232,763,000
Per 2050 Note	99.155%	0.875%	98.280%
Total	$2,478,875,000	$21,875,000	$2,457,000,000
Per 2060 Note	99.007%	0.875%	98.132%
Total	$1,980,140,000	$17,500,000	$1,962,640,000

(1)	Plus accrued interest, if any, from August 5, 2020, if settlement occurs after that date.

The notes will not be listed on any securities exchange. Currently, there is no public trading market for the notes.

The underwriters expect to deliver the notes to investors through the book-entry delivery system of The Depository Trust Company and its direct participants, including Euroclear Bank and Clearstream, on or about August 5, 2020, which will be the second business day from the date of pricing of the notes (this settlement cycle is referred to as “T+2”). See “Underwriting.”

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley

BofA Securities	Barclays	BNP PARIBAS	Citigroup
Deutsche Bank Securities	HSBC	Mizuho Securities	RBC Capital Markets
SOCIETE GENERALE	TD Securities	US Bancorp	Wells Fargo Securities

Co-Managers

Academy Securities	Credit Agricole CIB	Credit Suisse	Standard Chartered Bank

Blaylock Van, LLC	CastleOak Securities, L.P.	C.L. King & Associates

Drexel Hamilton	Great Pacific Securities	Guzman & Company	Loop Capital Markets

Mischler Financial Group, Inc.	Penserra Securities LLC	Ramirez & Co., Inc.

Roberts & Ryan	R. Seelaus & Co. LLC	Siebert Williams Shank	Stern

Tigress Financial Partners

The date of this prospectus supplement is August 3, 2020.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the notes offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us and the underwriters do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus dated February 4, 2019, which is part of our Registration Statement on Form S-3 (SEC Registration No. 333-229513), gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of the notes. This prospectus supplement may add to, update or change the information in the accompanying prospectus. If the description of this offering of the notes in the accompanying prospectus is different from the description in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement before deciding whether to invest in the notes offered by this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement. You should not assume that the information contained in this prospectus supplement, or contained or incorporated by reference in the accompanying prospectus, or in any related free writing prospectus is accurate as of any date other than their respective dates. Neither the delivery of this prospectus supplement, the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

References in this prospectus to “Alphabet,” the “Company,” “we,” “us,” and “our” refer to Alphabet Inc. and its consolidated subsidiaries, unless otherwise stated or the context so requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Information about us is available on the SEC’s website and is also available free of charge at our website at www.abc.xyz/investor. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement and any internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Alphabet Inc. and the notes, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, is available on the SEC’s website at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

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INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 4, 2020 (the “2019 Annual Report”);

•

Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on April 29, 2020 and for the fiscal quarter ended June 30, 2020, filed with the SEC on July 31, 2020;

•	Portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2020 that are incorporated by reference into Part III of the Company’s 2019 Annual Report; and

•	Our Current Reports on Form 8-K, filed with the SEC on January 10, 2020 and June 5, 2020.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

When we use the term “prospectus supplement” in this prospectus supplement and the accompanying prospectus, we are referring to this prospectus supplement as updated and supplemented by all information incorporated by reference herein from any Annual Report on Form10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K and any other documents incorporated by reference in this prospectus supplement as described above.

You may request a free copy of the above filings by writing, telephoning or e-mailing our Investor Relations department at the following address:

Alphabet Inc.

1600 Amphitheatre Parkway

Mountain View, California 94043

(650) 253-0000

Email: investor-relations@abc.xyz

S-iii

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding:

•

the ongoing effects of the novel coronavirus pandemic (“COVID-19”), including its macroeconomic effects, on our business, operations, and financial results, including the effect of governmental lockdowns, restrictions and new regulations on our operations and processes;

•	the growth of our business and revenues and our expectations about the factors that influence our success and trends in our business;

•	the potential for declines in our revenue growth rate and operating margin;

•	our expectation that the shift from an offline to online world will continue to benefit our business;

•	our expectation that the portion of our revenues that we derive from non-advertising revenues will continue to increase and may affect our margins;

•	our expectation that our traffic acquisition costs (“TAC”) and the associated TAC rate will fluctuate, which could affect our overall margins;

•	our expectation that our monetization trends will fluctuate, which could affect our revenues and margins;

•

fluctuations in our revenue growth, as well as the change in paid clicks and cost-per-click on Google properties and the change in impressions and cost-per-impression on Google Network Members’ properties, and various factors contributing to such fluctuations;

•

our expectation that we will continue to periodically review, refine, and update our methodologies for monitoring, gathering, and counting the number of paid clicks on Google properties and impressions on Google Network Members’ properties;

•	our expectation that our results will be affected by our performance in international markets as users in developing economies increasingly come online;

•	our expectation that our foreign exchange risk management program will not fully offset our net exposure to fluctuations in foreign currency exchange rates;

•	the expected variability of gains and losses related to hedging activities under our foreign exchange risk management program;

•

the amount and timing of revenue recognition from customer contracts with commitments for performance obligations, including our estimate of the remaining amount of commitments and when we expect to recognize revenue;

•	fluctuations in our capital expenditures;

•

our plans to continue to invest in new businesses, products, services and technologies, systems, land and buildings for data centers and offices, and infrastructure, as well as to continue to invest in acquisitions;

•	our pace of hiring and our plans to provide competitive compensation programs;

•

our expectation that our cost of revenues, research and development (“R&D”) expenses, sales and marketing expenses, and general and administrative expenses may increase in amount and/or may increase as a percentage of revenues and may be affected by a number of factors;

•	estimates of our future compensation expenses;

S-iv

•	our expectation that our other income (expense), net (“OI&E”), will fluctuate in the future, as it is largely driven by market dynamics;

•	fluctuations in our effective tax rate;

•

seasonal fluctuations in internet usage and advertiser expenditures, underlying business trends such as traditional retail seasonality (including developments and continued volatility arising from COVID-19), which are likely to cause fluctuations in our quarterly results;

•	the sufficiency of our sources of funding;

•	our potential exposure in connection with pending investigations, proceedings, and other contingencies;

•	the sufficiency and timing of our proposed remedies in response to the European Commission’s (“EC”) and others’ decisions;

•	our expectations regarding the timing, design and implementation of our new global enterprise resource planning (“ERP”) system;

•	the expected timing and amount of Alphabet Inc.’s share repurchases;

•	our long-term sustainability goals;

as well as all other statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including statements regarding our future operations, financial condition and prospects, and business strategies. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “may,” “could,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus supplement and the accompanying prospectus, including in the sections captioned “Risk Factors,” in our 2019 Annual Report, and in particular, the risks discussed in the sections captioned “Note About Forward-Looking Statements” and “Item 1A. Risk Factors,” and those discussed in other documents we file with the SEC. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. You are advised, however, to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in our other filings we make with the SEC. See “Where You Can Find More Information.”

“Alphabet,” “Google,” and other trademarks of ours appearing in this prospectus supplement are our property. This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain additional trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

S-v

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors” included in our 2019 Annual Report and in the other documents that we subsequently file with the SEC.

Alphabet Inc.

Alphabet is a collection of businesses—the largest of which is Google. We report all non-Google businesses collectively as Other Bets. Our Other Bets include earlier stage technologies that are further afield from our core Google business. We take a long term view and manage the portfolio of Other Bets with the discipline and rigor needed to deliver long-term returns. Each of our businesses are designed to prosper through strong leaders and independence.

We have always been a company committed to building products that have the potential to improve the lives of millions of people. Our product innovations have made our services widely used, and our brand one of the most recognized in the world. Google’s core products and platforms, such as Android, Chrome, Gmail, Google Drive, Google Maps, Google Play, Photos, Search, and YouTube each have over one billion monthly active users. We continue to look to the future and are making long-term investments that will grow revenues beyond advertising, including Google Cloud, Google Play, hardware, and YouTube. We are also investing in research efforts in AI and quantum computing to foster innovation across our businesses and create new opportunities. Our portfolio of Other Bets include emerging businesses at various stages of development, ranging from those in the research and development phase to those that are in the beginning stages of commercialization, and our goal is for them to become thriving, successful businesses in the medium to long term.

We generate revenues primarily by delivering both performance advertising and brand advertising:

•

Performance advertising creates and delivers relevant ads that users will click on, leading to direct engagement with advertisers. Most of our performance advertisers pay us when a user engages in their ads. Performance advertising lets our advertisers connect with users while driving measurable results. Our ads tools allow performance advertisers to create simple text-based ads that appear on Google properties and the properties of Google Network Members. In addition, Google Network Members use our platforms to display relevant ads on their properties, generating revenues when site visitors view or click on the ads. We continue to invest in our advertising programs and make significant upgrades.

•

Brand advertising helps enhance users’ awareness of and affinity with advertisers’ products and services, through videos, text, images, and other interactive ads that run across various devices. We help brand advertisers deliver digital videos and other types of ads to specific audiences for their brand-building marketing campaigns.

We were incorporated under the laws of the State of Delaware in July 2015. In October 2015, we implemented a holding company reorganization in which we became the successor registrant to our wholly-owned subsidiary, Google. Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and our telephone number is (650) 253-0000. Our Class C Capital Stock and Class A Common Stock are listed on The NASDAQ Global Select Market under the symbols “GOOG” and “GOOGL” respectively. We maintain a number of websites, including www.abc.xyz. The information on, or accessible through, our websites is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms of the notes. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to Alphabet Inc. and not to its subsidiaries.

Issuer	Alphabet Inc.

Notes Offered	$1,000,000,000 aggregate principal amount of 0.450% notes due 2025.

$1,000,000,000 aggregate principal amount of 0.800% notes due 2027.

$2,250,000,000 aggregate principal amount of 1.100% notes due 2030.

$1,250,000,000 aggregate principal amount of 1.900% notes due 2040.

$2,500,000,000 aggregate principal amount of 2.050% notes due 2050.

$2,000,000,000 aggregate principal amount of 2.250% notes due 2060.

Maturity Dates	The 2025 Notes will mature on August 15, 2025.

The 2027 Notes will mature on August 15, 2027.

The 2030 Notes will mature on August 15, 2030.

The 2040 Notes will mature on August 15, 2040.

The 2050 Notes will mature on August 15, 2050.

The 2060 Notes will mature on August 15, 2060.

Interest Rate	The 2025 Notes will bear interest at a rate of 0.450% per year.

The 2027 Notes will bear interest at a rate of 0.800% per year.

The 2030 Notes will bear interest at a rate of 1.100% per year.

The 2040 Notes will bear interest at a rate of 1.900% per year.

The 2050 Notes will bear interest at a rate of 2.050% per year.

The 2060 Notes will bear interest at a rate of 2.250% per year.

Interest Payment Dates	Interest will be payable semi-annually in arrears for the notes on February 15 and August 15 of each year, beginning on February 15, 2021.

Optional Redemption

We may redeem the notes at our option, at any time in whole or from time to time in part, at the applicable redemption prices. If we redeem the notes prior to the 2025 Par Call Date (as defined herein) with respect to the 2025 Notes, the 2027 Par Call Date (as defined herein) with respect to the 2027 Notes, the 2030 Par Call Date (as defined herein) with respect to the 2030 Notes, the 2040 Par Call Date (as defined herein) with respect to the 2040 Notes, the 2050 Par Call Date (as defined herein) with respect to the 2050 Notes and the 2060 Par Call Date (as defined herein) with respect to the 2060 Notes, we will pay a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if such notes matured on the applicable Par Call Date (exclusive of interest accrued to, but not including, the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined herein) plus 5 basis points in the case of the 2025 Notes, plus 10 basis points in the case of the 2027 Notes, plus 10 basis points in the case of the 2030 Notes, plus 12.5 basis points in the case of the 2040 Notes, plus 15 basis points in the case of the 2050 Notes and plus 20 basis points in the case of the 2060 Notes.

In each case, we will also pay the accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

If we redeem the 2025 Notes on or after the 2025 Par Call Date, the 2027 Notes on or after the 2027 Par Call Date, the 2030 Notes on or after the 2030 Par Call Date, the 2040 Notes on or after the 2040 Par Call Date, the 2050 Notes on or after the 2050 Par Call Date, or the 2060 Notes on or after the 2060 Par Call Date, we will pay a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued interest to, but not including, the redemption date. See “Description of the Notes—Optional Redemption”.

Ranking	The notes will rank:

•	equal in right of payment to all of our other senior unsecured indebtedness;

•	senior in right of payment to all of our subordinated indebtedness;

•	effectively subordinated in right of payment to our secured obligations, to the extent of the assets securing such obligations; and

•	structurally subordinated in right of payment to all of our subsidiaries’ obligations (including secured and unsecured obligations).

Use of Proceeds	We intend to use the net proceeds from the sale of the 2027 Notes, the 2040 Notes and the 2060 Notes, which we estimate will be approximately $4.18 billion in the aggregate, after deducting underwriting discounts and estimated pro rata offering expenses, for general corporate purposes, which may include the repayment of outstanding debt. See “Use of Proceeds.”

We intend to allocate the net proceeds from the sale of the Sustainability Notes, which we estimate to be approximately $5.68 billion in the aggregate, after deducting underwriting discounts and estimated pro rata offering expenses, to one or more financings or refinancings, in whole or in part, in one or more of our new or existing Eligible Projects (as defined herein). See “Use of Proceeds.”

Denominations	The notes will be issued in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

Form of Notes	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Investors may elect to hold the interests in the global notes through any of DTC, Clearstream Banking, S.A. or Euroclear Bank S.A./N.V., as described under the heading “Description of the Notes—Book-Entry; Delivery and Form.”

Further Issuances	We may, without the consent of the holders, “re-open” the notes and, subject to certain tax limitations, issue additional notes on terms identical in all respects to the outstanding notes offered by this prospectus supplement (except for the date of issuance, the date interest begins to accrue and, in certain circumstances, the first interest payment date), as described under “Description of the Notes—General”; provided that the additional notes will have one or more separate CUSIP numbers unless they are fungible with the outstanding notes for U.S. federal income tax purposes. These additional notes, together with the notes offered by this prospectus supplement, will form a single series with and increase the aggregate principal amount of the series under the indenture.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the other information contained or incorporated herein by reference, before investing in any of the notes offered hereby.

Governing Law	New York.

Trustee	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

An investment in the notes involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our 2019 Annual Report (as amended and supplemented by our Quarterly Reports for the fiscal quarters ended March 31, 2020 and June 30, 2020), as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of the notes could decline due to any of these risks or other factors, and you may lose all or part of your investment.

In addition to the foregoing risks relating to us, the following are additional risks relating to an investment in the notes.

The notes are unsecured and are effectively subordinated to our secured debt.

The notes are our unsecured general obligations. Holders of our secured indebtedness, if any, will have claims that are prior to your claims as holders of the notes, to the extent of the assets securing such indebtedness. Thus, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our pledged assets would be available to satisfy obligations of our secured indebtedness before any payment could be made on the notes. To the extent that such assets cannot satisfy in full our secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of our secured indebtedness. As of June 30, 2020, Alphabet Inc. on a standalone basis had no secured indebtedness outstanding.

The notes are structurally subordinated to the existing and future liabilities of our subsidiaries.

We conduct most of our operations through our subsidiaries, which are separate and distinct legal entities from us. The notes are exclusively our obligations and are not guaranteed by our subsidiaries, which have no obligation to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. Our subsidiaries are not prohibited from incurring additional debt or other liabilities, including senior indebtedness, or from issuing equity interests that have priority over our interests in the subsidiaries. Consequently, the notes are structurally subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of June 30, 2020, Google and certain other subsidiaries had approximately $1.5 billion in long-term debt and finance lease obligations. As of June 30, 2020, the notes would have been structurally subordinated to such existing third-party debt. If our subsidiaries were to incur additional debt or liabilities or to issue equity interests that have priority over our interests in our subsidiaries, our ability to pay our obligations on the notes could be adversely affected.

In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources and Liquidity” and Note 6 of the Notes to Consolidated Financial Statements included in Part I, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which is incorporated by reference into this prospectus supplement.

The terms of the indenture and the notes provide only limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes.

The indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness that is secured, senior to or equal in right of payment to the notes, or to engage in sale/leaseback transactions;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock, capital stock or other securities ranking junior to the notes;

•	restrict our ability to enter into highly leveraged transactions; or

•	require us to repurchase the notes in the event of a change in control.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

Our credit ratings may not reflect all risks of your investments in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

The notes are a new issue of securities for which there currently is no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. Although certain of the underwriters have informed us that they currently intend to make a market in the notes after we complete the offering, they have no obligation to do so and may discontinue making a market at any time without notice. The market price of the notes may be affected by a variety of factors, including a number of factors beyond our control and, in particular, an increase in prevailing interest rates will cause a decline in the market price of the notes. No assurance can be given:

•	that a market for the notes will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

Additionally, with respect to the Sustainability Notes, the market price may also be impacted by any failure by us to use the aggregated net proceeds of the Sustainability Notes on Eligible Projects or to meet or continue to meet the investment requirements of certain environmentally or socially focused investors with respect to such Sustainability Notes.

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

There can be no assurance that use of proceeds of the Sustainability Notes to finance Eligible Projects will be suitable for the investment criteria of an investor.

We intend to allocate an amount equal to the net proceeds from the sale of the Sustainability Notes specifically to one or more new or existing Eligible Projects (as defined herein), but no assurance can be given that any such Eligible Projects will be capable of being implemented in or substantially in such manner and/or accordance with any timing schedule, or that such Eligible Projects will be completed within any specified period or at all or with the results or outcome (whether or not related to the environment) as we originally expected or anticipated. We have significant flexibility in allocating the net proceeds of the Sustainability Notes and there can be no assurance that the net proceeds will be totally or partially disbursed for any such Eligible Projects. None of the underwriters for this offering are responsible for assessing or verifying whether or not the Eligible Projects to which we allocate the net proceeds of the Sustainability Notes meet the criteria described in “Use of Proceeds,” or for the monitoring of the use of proceeds. Neither the terms of the Sustainability Notes nor the indenture require us to use the proceeds as described under “Use of Proceeds” and any failure by us to comply with the anticipated use of proceeds will not constitute a breach of or an event of default under the notes or the indenture.

Prospective investors should carefully review the information set out in this prospectus supplement regarding such use of the net proceeds and must determine for themselves the relevance of such information for the purpose of any investment in the Sustainability Notes together with any other investigation such investor deems necessary. In particular, no assurance is given by Alphabet, the sustainability structuring agent to Alphabet or any underwriter of the notes that the use of such net proceeds to fund any Eligible Projects will satisfy (or will continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other independent expectations, in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects or uses, the subject of or related to, any Eligible Projects. Any failure by us to allocate the net proceeds from the sale of the Sustainability Notes to one or more Eligible Projects or the failure of those investments or financings to satisfy investor expectations or requirements could have a material adverse effect on the market price of the Sustainability Notes.

There is no legal, regulatory or market definition of or standardized criteria for what constitutes a “green,” “social,” “sustainable” or other equivalently labeled project, and any such designations made by third parties with respect to the Sustainability Notes may not be suitable for the investment criteria of an investor.

There is currently no clearly defined definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a “green,” “social,” “sustainable” or an equivalently labeled project, or as to what precise attributes are required for a particular project to be defined as “green,” “social,” “sustainable” or such other equivalent label, and nor can any assurance be given that such a clear definition or consensus will develop over time. Accordingly, no assurance is or can be given to investors that any Eligible Projects selected to receive an allocation of funds from the net proceeds of the Sustainability Notes will meet any or all investor expectations regarding such “green,” “social,” “sustainable” or other equivalently-labeled performance objectives, or that any adverse environmental, social and/or other impacts will not occur during the implementation of any Eligible Projects funded in whole or in part by the net proceeds from the sale of the Sustainability Notes.

No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us) that may be made available in connection with the issuance of the Sustainability Notes and, in particular, with respect to whether any Eligible Projects fulfill any environmental, social, sustainability and/or other criteria. For the avoidance of doubt, any such opinion or certification is not and shall not be deemed to be incorporated into and/or form part of this prospectus supplement and the accompanying prospectus. Any such opinion or certification is not, nor should be deemed to be, a recommendation by Alphabet or any underwriter, or any other person to buy, sell or hold the Sustainability Notes. Any such opinion or certification is only current as of the date that opinion or certification was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification and/or the information contained therein and/or the provider of such opinion or certification for the purpose of any investment in the Sustainability Notes. Currently, the providers of such opinions and certifications are not subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that we are not complying in whole or in part with any matters for which such opinion or certification is opining or certifying may have a material adverse effect on the value of the Sustainability Notes and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.

The Sustainability Notes may not be listed or admitted to any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently-labeled segment of any stock exchange or securities market, and any such potential listing or admission may not be indicative that the Sustainability Notes will be suitable for the investment criteria of an investor.

While no assurance can be given that any such listing or admission will happen, in the event that the Sustainability Notes are listed or admitted to trading on any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently-labeled segment of any stock exchange or securities market (whether or not regulated), no representation or assurance can be given by Alphabet, the sustainability structuring agent to Alphabet, any underwriter or any other person:

•

that such listing or admission would satisfy (or would continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other expectations, in particular with regard to any direct or indirect environmental, social or sustainability impact of any projects or uses, the subject of or related to, any Eligible Projects (and it should be noted that the criteria for any such listings or admission to trading may vary from one stock exchange or securities market to another); or

•	that any such listing or admission to trading will be maintained during the life of the Sustainability Notes.

In the event that the Sustainability Notes are listed on any such exchange or securities market, any change to the listing or admission status of the Sustainability Notes, including but not limited to if the Sustainability Notes are no longer being listed or admitted to trading on any stock exchange or securities market, may have a material adverse effect on the value of the Sustainability Notes and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose.

USE OF PROCEEDS

Use of proceeds for the 2027 Notes, the 2040 Notes and the 2060 Notes

We estimate the net proceeds from the sales of the 2027 Notes, the 2040 Notes and the 2060 Notes will be approximately $4.18 billion in the aggregate, after deducting underwriting discounts and estimated pro rata offering expenses payable by us. We intend to use the net proceeds from these sales for general corporate purposes, which may include the repayment of outstanding debt.

Use of proceeds for the Sustainability Notes

We estimate that the net proceeds we will receive from the sale of the Sustainability Notes will be approximately $5.68 billion in the aggregate, after deducting underwriting discounts and estimated pro rata offering expenses payable by us. We intend to allocate an amount equal to the net proceeds from the sale of the Sustainability Notes to finance or refinance, in whole or in part, one or more new or existing Eligible Projects.

“Eligible Projects” are investments and expenditures made by us or any of our subsidiaries beginning with the issuance date of the Sustainability Notes, or in the 24 months prior to the issuance of the Sustainability Notes, in eligible Green Projects and/or eligible Social Projects as defined in and aligned with the four core components of both the Green Bond Principles, 2018 and Social Bond Principles, 2020, collectively known as “The Principles,” which recommend transparency and disclosure and promote integrity with respect to “sustainable” bonds, and in accordance with the Sustainability Bond Guidelines, 2018, (the “SBG”) all of which are administered by the International Capital Markets Association. We expect that each of our Eligible Projects will meet one or more of the following eligibility criteria, but any Eligible Projects receiving an allocation of the net proceeds from the sale of the Sustainability Notes may or may not include any one or all of the example projects listed below:

•

Energy Efficiency: Expenditures related to design, construction, operation, and maintenance of energy-efficient facilities and infrastructure. Examples of projects under this category may include but are not limited to:

•	Data centers that are expected to achieve Power Usage Effectiveness (PUE) of less than 1.5

•

Clean Energy: Expenditures related to the construction, development, acquisition, maintenance, and operation of renewable energy projects that are new to the grid, such as solar, wind, small-scale hydropower generation, geothermal, and biomass. Examples of projects under this category may include but are not limited to:

•	Power purchase agreements (PPAs) that meet our criteria of additionality

•	On-site renewable energy projects and storage installations

•	Equity investments in renewable energy projects

•

Green Buildings: Expenditures related to design, construction, and improvements of office spaces and surrounding communities. Examples of projects under this category may include but are not limited to:

•

Offices that are owned or leased for longer than 10 years and are expected to achieve a third-party certification such as Leadership in Energy and Environmental Design (LEED) Gold or higher, or Living Building Challenge

•

Clean Transportation: Expenditures related to the procurement, maintenance, and operation of electric vehicles (EV), bicycles and associated infrastructure. Examples of projects under this category may include but are not limited to:

•	Procurement of EVs

•	Installation of EV charging stations

•	Procurement of bicycles and operation of EV bike and shared bike programs

•

Circular Economy and Design: Expenditures related to projects that are designed to increase waste diversion from landfill and design out waste. Examples of projects under this category may include but are not limited to:

•	Increasing use of recycled or reused materials, such as post-consumer recycled (PCR) plastic in consumer hardware devices

•

Affordable Housing: Expenditures related to the construction, development, acquisition, and maintenance of affordable housing. Examples of projects under this category may include but are not limited to:

•	Rezoning of Alphabet-owned land to facilitate residential development to address chronic housing shortage

•	Funding supporting the development of affordable housing units

•

Commitment to Racial Equity: Expenditures focused on advancing economic opportunity and equity for under-represented communities, including the Black+ community. Examples of projects under this category may include but are not limited to:

•	Financing for small and medium businesses (“SMBs”) serving the Black community

•	Funding participation in Black-led capital firms, startups, and organizations supporting Black entrepreneurs

•	YouTube Black Creators fund dedicated to amplifying and developing the voices and stories of Black artists

•

Support for Small Businesses and COVID-19 Crisis Response: Expenditures related to support for SMBs, including those impacted by COVID-19. Examples of projects under this category may include but are not limited to:

•	Loans to capitalize NGOs and financial institutions that provide SMBs access to capital

•	Training to help small business owners grow their skills

Process for Eligible Project Evaluation and Selection

A committee consisting of representatives from Alphabet’s Sustainability, Treasury, and Finance teams shall be responsible for the assessment and selection of Eligible Projects, on an annual basis, to ensure alignment with our sustainability framework (the “Framework”). Any Eligible Projects allocated funding from the net proceeds from the sale of the Sustainability Notes would follow an internal process that includes final review and approval by the Google Sustainability Officer.

Management of the Proceeds

The Finance department will track the actual amount of net proceeds from the sale of the Sustainability Notes spent on one or more Eligible Projects. Pending the full allocation, or reallocation, as the case may be, of the net proceeds to one or more Eligible Projects, an amount equal to the unallocated balance of the net proceeds may be temporarily invested in cash, cash equivalents and/or U.S. government securities. Funds will not knowingly be placed in investments that include greenhouse gas intensive projects inconsistent with the delivery of a low carbon economy. In the case of divestment or if a project no longer meets the Eligible Project eligibility criteria listed above, Alphabet intends to reallocate the funds to one or more other Eligible Projects. Payment of principal and interest on the Sustainability Notes will be made from our general account and will not be linked to the performance of any Eligible Project.

Reporting

Annually, until the net proceeds from the sale of the Sustainability Notes have been fully allocated, and on a timely basis in case of material developments, we will publish a report (the “Sustainability Bond Report”) on our website that will include:

(i)

the amount of net proceeds from the sale of the Sustainability Notes that have been allocated to one or more Eligible Projects, either individually or by category, subject to confidentiality considerations;

(ii)	the list of Eligible Project categories with a selection of brief descriptions;

(iii)	expected impact metrics, where feasible; and

(iv)	the outstanding amount of net proceeds from the sale of the Sustainability Notes yet to be allocated to Eligible Projects at the end of the reporting period.

We expect that the Sustainability Bond Report will be accompanied by (i) assertions by our management as to the amount of the net proceeds from the sale of the Sustainability Notes that have been allocated to one or more Eligible Projects and (ii) a report from an independent third party, who will examine and verify Alphabet’s management of the net proceeds from the sale of the Sustainability Notes, and provide assurance as to the compatibility in all material respects of any selected Eligible Project(s), to which a portion or all of the net proceeds from the sale of the Sustainability Notes have been allocated, with the eligibility criteria set forth in our Framework.

Alphabet will obtain and make publicly available a Second Party Opinion from a consultant with recognized environmental and social expertise to provide an opinion on the environmental and social benefits of this Framework as well as the alignment to the SBG and the Principles.

Information contained on, or accessible through, our website and in our Sustainability Bond Report are not incorporated in, and are not part of, this prospectus supplement, the accompanying prospectus or any other report or filing we make with the SEC. Neither the Sustainability Notes nor the indenture requires Alphabet to use the net proceeds from the sale of the Sustainability Notes as described above, and any failure of Alphabet to comply with the foregoing will not constitute a breach of or default under the Sustainability Notes or the indenture. The above description of the use of the proceeds from the sale of the Sustainability Notes is not intended to modify or add any covenant or other contractual obligation undertaken by us under the Sustainability Notes or the indenture governing the Sustainability Notes.

DESCRIPTION OF THE NOTES

The following description is a summary of the terms of the notes being offered. The descriptions in this prospectus supplement and the accompanying prospectus contain descriptions of certain terms of the notes and the indenture but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture that has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended. Wherever particular articles, sections or defined terms of the indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture. This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to Alphabet Inc. and not to its subsidiaries.

General

The notes will constitute six series of securities under the indenture referred to below and will be issued only in fully registered form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof. The notes will mature on the respective dates set forth below. The accompanying prospectus describes additional provisions of the notes and of the indenture, dated as of February 12, 2016, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, under which we will issue the notes. There is no limit on the aggregate principal amount of notes that we may issue under the indenture. We reserve the right, from time to time and without the consent of any holders of the notes, to re-open any series of notes on terms identical in all respects to the outstanding notes of such series (except for the date of issuance, the date interest begins to accrue and, in certain circumstances, the first interest payment date), so that such additional notes will be consolidated with, form a single series with and increase the aggregate principal amount of the notes of such series; provided that the additional notes will have one or more separate CUSIP numbers unless they are fungible with the outstanding notes for U.S. federal income tax purposes. Such additional notes will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes.

The 2025 Notes will mature on August 15, 2025 and will bear interest at a rate of 0.450% per year. The 2027 Notes will mature on August 15, 2027 and will bear interest at a rate of 0.800% per year. The 2030 Notes will mature on August 15, 2030 and will bear interest at a rate of 1.100% per year. The 2040 Notes will mature on August 15, 2040 and will bear interest at a rate of 1.900% per year. The 2050 Notes will mature on August 15, 2050 and will bear interest at a rate of 2.050% per year. The 2060 Notes will mature on August 15, 2060 and will bear interest at a rate of 2.250% per year. We will pay interest on the notes semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021, to the record holders at the close of business on the preceding February 1 or August 1 of the next applicable interest payment date (whether or not a business day). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Ranking

The notes will be our senior unsecured indebtedness and will rank equally with each other and with all of our other senior unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries (including Google) and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to the claims of third-party creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.

Optional Redemption

The notes are redeemable at our option, in whole or in part, at any time and from time to time. If we redeem the 2025 Notes prior to July 15, 2025 (1 months prior to their maturity date) (the “2025 Par Call Date”), the 2027 Notes prior to June 15, 2027 (2 months prior to their maturity date) (the “2027 Par Call Date”), the 2030 Notes prior to May 15, 2030 (3 months prior to their maturity date) (the “2030 Par Call Date”), the 2040 Notes prior to February 15, 2040 (6 months prior to their maturity date) (the “2040 Par Call Date”), the 2050 Notes prior to February 15, 2050 (6 months prior to their maturity date) (the “2050 Par Call Date”) or the 2060 Notes prior to February 15, 2060 (6 months prior to their maturity date) (the “2060 Par Call Date”) (each, a “Par Call Date”), we will pay a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed on the redemption date; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if such notes matured on the applicable Par Call Date (exclusive of interest accrued to, but not including, the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined herein) plus 5 basis points in the case of the 2025 Notes, 10 plus basis points in the case of the 2027 Notes, plus 10 basis points in the case of the 2030 Notes, plus 12.5 basis points in the case of the 2040 Notes, plus 15 basis points in the case of the 2050 Notes and plus 20 basis points in the case of the 2060 Notes.

In each case, we will pay accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

If we redeem the 2025 Notes on or after the 2025 Par Call Date, the 2027 Notes on or after the 2027 Par Call Date, the 2030 Notes on or after the 2030 Par Call Date, the 2040 Notes on or after the 2040 Par Call Date, the 2050 Notes on or after the 2050 Par Call Date or the 2060 Notes on or after the 2060 Par Call Date, we will pay a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued interest to, but not including, the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the applicable series of notes, calculated as if the maturity date of such notes were the Par Call Date (the “Remaining Life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes, calculated as if the maturity date of such notes were the Par Call Date for such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) that we appoint to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means (1) each of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we will substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealer we select.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated by law or executive order to close.

Notice of redemption will be mailed (or otherwise transmitted in accordance with DTC procedures) at least 10 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for such notes will state, among other things, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date. If less than all of the notes of a series of notes are to be redeemed, the notes to be redeemed will be selected in accordance with applicable procedures of DTC. The trustee shall not be responsible for calculating the redemption price.

The notes are not entitled to the benefit of a sinking fund.

Defeasance

The provisions of the indenture relating to defeasance, which are described under the caption “Description of Debt Securities—Defeasance and Covenant Defeasance” in the accompanying prospectus, will apply to the notes.

Book-Entry; Delivery and Settlement

Global Notes

The notes of each series of notes will be represented by one or more global notes that will be deposited with and registered in the name of DTC or its nominee for the accounts of its participants, including Euroclear Bank S.A./N.V. (“Euroclear”) as operator of the Euroclear System, and Clearstream Banking, S.A. (“Clearstream”). We will not issue certificated notes, except in the limited circumstances described below. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the notes should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the global notes.

You, as the beneficial owner of notes, will not receive certificates representing ownership interests in the global notes, except in the following limited circumstances: (1) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the indenture and we do not appoint a successor depositary within 90 days; (2) we determine that the notes will no longer be represented by global notes and execute and deliver to the trustee an officer’s certificate to such effect; or (3) an event of default with respect to the notes will have occurred and be continuing and you request notes in certificated or definitive form. These certificated notes will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global notes.

DTC, Clearstream and Euroclear

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture relating to the notes. Except as provided above, you, as the beneficial owner of interests in the global notes, will not be entitled to have notes registered in your name, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited.

Beneficial owners may experience delays in receiving distributions on their notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, neither we, the trustee nor any paying agent will have any responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of notes is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the senior notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the senior notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the senior notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations that may be relevant to a beneficial owner of a note. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary deals only with beneficial owners of notes that will hold notes as capital assets for U.S. federal income tax purposes, and does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities, traders in securities electing to mark to market their securities for U.S. federal income tax purposes, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or U.S. holders (as defined below) that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local or non-U.S. tax laws, the alternative minimum tax or the Medicare tax on net investment income. Investors should consult their own tax advisors in determining the tax consequences to them of holding notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the note. A “non-U.S. holder” is a beneficial owner of a note that is an individual, corporation, estate, or trust that is, in each case, not a U.S. holder.

U.S. Holders

Book/Tax Conformity

U.S. holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below. It is not entirely clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. However, proposed regulations generally would exclude, among other items, original issue discount and market discount (in either case, whether or not de minimis) from the applicability of the book/tax conformity rule. Although the proposed regulations generally will not be effective until taxable years beginning after the date on which they are issued in final form, taxpayers generally are permitted to elect to rely on their provisions currently. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

Payments of Interest

Payments of stated interest will be taxable to a U.S. holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the U.S. holder’s method of tax accounting). It is expected, and this discussion assumes, that the notes will not be issued with original issue discount (“OID”) in an amount equal to or in excess of a de minimis amount. In general, however, if the notes are issued with OID that is equal to or more than a de minimis amount, regardless of a U.S. holder’s regular method of accounting for U.S. federal income tax purposes, the U.S. holder will have to include OID as ordinary gross income under a “constant yield method” before the receipt of cash attributable to such income.

Sale, Exchange, Redemption or Retirement of notes

Upon the sale, exchange, redemption or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (less any accrued but unpaid interest, which will be taxable as ordinary interest income as described above) and the U.S. holder’s tax basis in such note. A U.S. holder’s tax basis in a note generally will equal the cost of such note to such holder. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has owned the note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Payments of Interest

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” payments of interest on the notes to a non-U.S. holder generally will be exempt from U.S. federal income tax under the portfolio interest exemption provided that (i) the non-U.S. holder properly certifies that it is not a U.S. person by providing a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8, to the applicable withholding agent; (ii) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; and (iii) the non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership.

Sale, Exchange, Redemption or Retirement of notes

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption, retirement or other disposition of notes (however, to the extent any portion of the amount realized by a non-U.S. holder on a sale, exchange, redemption, retirement or other disposition of notes is attributable to accrued but unpaid interest, such portion shall be treated as described above in “Non-U.S. Holders—Payments of Interest”).

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the notes made to, and the proceeds of dispositions of notes effected by, certain U.S. taxpayers. In addition, certain U.S. taxpayers may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments or otherwise comply with applicable requirements. Non-U.S. taxpayers may be required to comply with applicable certification procedures to establish that they are not U.S. taxpayers in order to avoid the application of such backup withholding, and payments of interest to such non-U.S. taxpayers will be reported to them (and may be reported to the taxing authority in their jurisdiction) whether or not subject to withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. taxpayer will be allowed as a credit against its U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of notes will generally be subject to 30% U.S. withholding tax on interest payments on the notes if the holder is not FATCA compliant or holds its notes through a foreign financial institution that is not FATCA compliant, unless an exemption applies. In order to be treated as FATCA compliant, a holder must provide us or an applicable withholding agent certain documentation (usually an IRS Form W-9, W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. For a foreign financial institution to be FATCA compliant, it generally must enter into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or must satisfy similar requirements under an intergovernmental agreement between the United States and another country (an “IGA”). These requirements may be modified by the adoption or implementation of a particular IGA or by future U.S. Treasury Regulations. If any taxes were to be deducted or withheld from any payments in respect of the notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts would be paid on the notes as a result of the deduction or withholding of such tax. Prospective investors should consult their own tax advisers about how FATCA may apply to their investment in the notes.

UNDERWRITING

Subject to the terms and conditions contained in a terms agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for whom Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives, which incorporates by reference the underwriting agreement, dated as of the date of this prospectus supplement, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite its name below:

Underwriters	Principal Amount of 2025 Notes	Principal Amount of 2027 Notes	Principal Amount of 2030 Notes	Principal Amount of 2040 Notes	Principal Amount of 2050 Notes	Principal Amount of 2060 Notes
Goldman Sachs & Co. LLC	$111,600,000	$111,600,000	$251,100,000	$139,500,000	$279,000,000	$223,200,000
J.P. Morgan Securities LLC	$111,600,000	$111,600,000	$251,100,000	$139,500,000	$279,000,000	$223,200,000
Morgan Stanley & Co. LLC.	$111,600,000	$111,600,000	$251,100,000	$139,500,000	$279,000,000	$223,200,000
BofA Securities, Inc.	$61,600,000	$61,600,000	$138,600,000	$77,000,000	$154,000,000	$123,200,000
Barclays Capital Inc.	$42,800,000	$42,800,000	$96,300,000	$53,500,000	$107,000,000	$85,600,000
BNP Paribas Securities Corp.	$42,800,000	$42,800,000	$96,300,000	$53,500,000	$107,000,000	$85,600,000
Citigroup Global Markets Inc.	$42,800,000	$42,800,000	$96,300,000	$53,500,000	$107,000,000	$85,600,000
Deutsche Bank Securities Inc.	$42,800,000	$42,800,000	$96,300,000	$53,500,000	$107,000,000	$85,600,000
HSBC Securities (USA) Inc.	$42,800,000	$42,800,000	$96,300,000	$53,500,000	$107,000,000	$85,600,000
Mizuho Securities USA LLC	$42,800,000	$42,800,000	$96,300,000	$53,500,000	$107,000,000	$85,600,000
RBC Capital Markets, LLC	$42,800,000	$42,800,000	$96,300,000	$53,500,000	$107,000,000	$85,600,000
SG Americas Securities, LLC	$42,800,000	$42,800,000	$96,300,000	$53,500,000	$107,000,000	$85,600,000
TD Securities (USA) LLC	$42,800,000	$42,800,000	$96,300,000	$53,500,000	$107,000,000	$85,600,000
U.S. Bancorp Investments, Inc.	$42,800,000	$42,800,000	$96,300,000	$53,500,000	$107,000,000	$85,600,000
Wells Fargo Securities, LLC	$42,800,000	$42,800,000	$96,300,000	$53,500,000	$107,000,000	$85,600,000
Academy Securities, Inc.	$21,200,000	$21,200,000	$47,700,000	$26,500,000	$53,000,000	$42,400,000
Credit Agricole Securities (USA) Inc.	$17,200,000	$17,200,000	$38,700,000	$21,500,000	$43,000,000	$34,400,000
Credit Suisse Securities (USA) LLC	$17,200,000	$17,200,000	$38,700,000	$21,500,000	$43,000,000	$34,400,000
Standard Chartered Bank	$17,200,000	$17,200,000	$38,700,000	$21,500,000	$43,000,000	$34,400,000
Blaylock Van, LLC	$4,000,000	$4,000,000	$9,000,000	$5,000,000	$10,000,000	$8,000,000
CastleOak Securities, L.P.	$4,000,000	$4,000,000	$9,000,000	$5,000,000	$10,000,000	$8,000,000
C.L. King & Associates, Inc.	$4,000,000	$4,000,000	$9,000,000	$5,000,000	$10,000,000	$8,000,000
Drexel Hamilton, LLC	$4,000,000	$4,000,000	$9,000,000	$5,000,000	$10,000,000	$8,000,000

Underwriters	Principal Amount of 2025 Notes	Principal Amount of 2027 Notes	Principal Amount of 2030 Notes	Principal Amount of 2040 Notes	Principal Amount of 2050 Notes	Principal Amount of 2060 Notes
Great Pacific Securities	$4,000,000	$4,000,000	$9,000,000	$5,000,000	$10,000,000	$8,000,000
Guzman & Company	$4,000,000	$4,000,000	$9,000,000	$5,000,000	$10,000,000	$8,000,000
Loop Capital Markets LLC	$4,000,000	$4,000,000	$9,000,000	$5,000,000	$10,000,000	$8,000,000
Mischler Financial Group, Inc.	$4,000,000	$4,000,000	$9,000,000	$5,000,000	$10,000,000	$8,000,000
Penserra Securities LLC	$4,000,000	$4,000,000	$9,000,000	$5,000,000	$10,000,000	$8,000,000
Samuel A. Ramirez & Company, Inc.	$4,000,000	$4,000,000	$9,000,000	$5,000,000	$10,000,000	$8,000,000
Roberts & Ryan Investments Inc.	$4,000,000	$4,000,000	$9,000,000	$5,000,000	$10,000,000	$8,000,000
R. Seelaus & Co., LLC	$4,000,000	$4,000,000	$9,000,000	$5,000,000	$10,000,000	$8,000,000
Siebert Williams Shank & Co., LLC	$4,000,000	$4,000,000	$9,000,000	$5,000,000	$10,000,000	$8,000,000
Stern Brothers & Co.	$4,000,000	$4,000,000	$9,000,000	$5,000,000	$10,000,000	$8,000,000
Tigress Financial Partners, LLC	$4,000,000	$4,000,000	$9,000,000	$5,000,000	$10,000,000	$8,000,000

Total	$1,000,000,000	$1,000,000,000	$2,250,000,000	$1,250,000,000	$2,500,000,000	$2,000,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us, and subject to prior sale. The terms agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer part of the notes of each series directly to the public at the offering prices described on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer part of the notes to certain dealers at a price that represents a concession not in excess of 0.200% of the principal amount of the 2025 Notes, 0.200% of the principal amount of the 2027 Notes, 0.240% of the principal amount of the 2030 Notes, 0.450% of the principal amount of the 2040 Notes, 0.500% of the principal amount of the 2050 Notes and 0.500% of the principal amount of the 2060 Notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.150% of the principal amount of the 2025 Notes, 0.150% of the principal amount of the 2027 Notes, 0.125% of the principal amount of the 2030 Notes, 0.225% of the principal amount of the 2040 Notes, 0.250% of the principal amount of the 2050 Notes and 0.250% of the principal amount of the 2060 Notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

Paid By Alphabet
Per 2025 Note	0.350%
2025 Notes total	$3,500,000
Per 2027 Note	0.375%
Notes total	$3,750,000
Per 2030 Note	0.400%
2030 Notes total	$9,000,000
Per 2040 Note	0.750%
2040 Notes total	$9,375,000
Per 2050 Note	0.875%
2050 Notes total	$21,875,000
Per 2060 Note	0.875%
2060 Notes total	$17,500,000

Total	$65,000,000

Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be $15.5 million.

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Sales Outside the United States

European Economic Area and the United Kingdom

The notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the European Economic Area (the “EEA”) or in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as “relevant persons.” The notes are only available to, and any invitation, offer or agreement to subscribe, purchase, or otherwise acquire the notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, or any of the respective contents.

Each Underwriter has:

A.

only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the guarantors; and

B.	complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from, or otherwise involving the United Kingdom.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation, or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations, and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) under Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is:

(a)

a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an Accredited Investor,

then securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (i) to an Institutional Investor under Section 274 of the SFA or to a Relevant Person, or any person pursuant to Section 275(1A) (in the case of that corporation) or Section 276(4)(i)(B) (in the case of that trust), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the senior notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the senior notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the senior notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to the offering of the notes, including, but not limited to, this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered, or sold in Taiwan.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, financial advisory, derivatives and/or investment banking transactions with us and our affiliates. Affiliates of some of the underwriters are agents under our commercial paper program for which these affiliates have been and will be paid customary fees. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters, including the validity of the notes, will be passed upon for the underwriters by Davis Polk  & Wardwell LLP, Menlo Park, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

Alphabet Inc.

Debt Securities

Preferred Stock

Class A Common Stock

Class C Capital Stock

Warrants

By this prospectus, we or selling security holders may offer and sell from time to time the securities described in this prospectus separately or together in any combination. Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange. Our Class C Capital Stock and Class A Common Stock are listed on The NASDAQ Global Select Market under the symbols “GOOG” and “GOOGL” respectively.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. Selling security holders may offer and sell their securities from time to time on terms described in the applicable prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 3 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2019.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

Unless we have indicated otherwise, references in this prospectus to “Alphabet,” “company,” “we,” “us,” “our” and similar terms refer to Alphabet Inc. and its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). We may offer the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities to be offered. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities to be offered. The applicable prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, among other things, statements regarding:

•	the growth of our business and revenues and our expectations about the factors that influence our success and trends in our business;

•

our plans to continue to invest in new businesses, products, services and technologies, systems, facilities, and infrastructure, to continue to hire aggressively and provide competitive compensation programs, as well as to continue to invest in acquisitions;

•

seasonal fluctuations in Internet usage and advertiser expenditures, underlying business trends such as traditional retail seasonality, and macroeconomic conditions, which are likely to cause fluctuations in our quarterly results;

•	the potential for declines in our revenue growth rate and operating margin;

•	our expectation that we will continue to take steps to improve the relevance of the ads we deliver and to reduce the number of accidental clicks;

•

fluctuations in our revenue growth, as well as the change in paid clicks and cost-per-click on Google properties and the change in impressions and cost-per-impression on Google Network Members’ properties, and various factors contributing to such fluctuations;

•	our expectation that our foreign exchange risk management program will not fully offset our net exposure to fluctuations in foreign currency exchange rates;

•	the expected variability of costs related to hedging activities under our foreign exchange risk management program;

•	the anticipated effect of, and our response to, new accounting pronouncements;

•

our expectation that our cost of revenues, research and development expenses, sales and marketing expenses, and general and administrative expenses will increase in dollars and may increase as a percentage of revenues;

•	our potential exposure in connection with pending investigations, proceedings, and other contingencies;

•	our expectation that our monetization trends will fluctuate, which could affect our revenues and margins in the future;

•	our expectation that our traffic acquisition costs (TAC) and the associated TAC rates will increase in the future;

•	our expectation that our results will be affected by our performance in international markets as users in developing economies increasingly come online;

•	our expectation that the portion of our revenues that we derive from non-advertising revenues will continue to increase and may affect margins;

•	our expectation that our other income (expense), net, will fluctuate in the future, as it is largely driven by market dynamics;

•	estimates of our future compensation expenses;

•	fluctuations in our effective tax rate;

•	the sufficiency of our sources of funding;

•	our payment terms to certain advertisers, which may increase our working capital requirements;

•	fluctuations in our capital expenditures;

•	our expectations related to the operating structure implemented pursuant to the Alphabet holding company reorganization;

•	the sufficiency and timing of our proposed remedies in response to the European Commission’s (EC) Android decision;

•	the expected timing and amount of Alphabet Inc.‘s share repurchases;

as well as other statements regarding our future operations, financial condition and prospects, and business strategies. These forward-looking statements also include all statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future financial position, business strategy and the plans and objectives of management for future operations. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “may,” “could,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, including in the section captioned “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2018, and in particular, the risks discussed in the sections captioned “Note About Forward-Looking Statements” and “Item 1A. Risk Factors,” and those discussed in other documents we file with the SEC. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and our other filings with the SEC.

“Alphabet,” “Google” and other trademarks of ours appearing in this prospectus are our property. This prospectus and the documents incorporated by reference in this prospectus contain additional trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

ALPHABET INC.

Alphabet is a collection of businesses, the largest of which is Google. It also includes businesses that are generally far afield of our main Internet products in areas such as self-driving cars, life sciences and Internet access. We report all non-Google businesses collectively as Other Bets. Our Alphabet structure is about helping each of our businesses prosper through strong leaders and independence.

At Google, our product innovations have made our services widely used, and our brand one of the most recognized in the world. We generate revenues primarily by delivering relevant, cost-effective online advertising. Google’s core products and platforms such as Android, Chrome, Gmail, Google Maps, Google Drive, Google Play, Search, and YouTube each have over one billion monthly active users. Google’s vision is to remain a place of incredible creativity and innovation that uses our technical expertise to tackle big problems. Throughout Alphabet, we are also using technology to try and solve big problems across many industries. Alphabet’s Other Bets are emerging businesses at various stages of development, ranging from those in the research and development phase to those that are in the beginning stages of commercialization, and our goal is for them to become thriving, successful businesses in the medium to long term.

We were incorporated under the laws of the State of Delaware in July 2015. In October 2015, we implemented a holding company reorganization in which we became the successor registrant to our wholly-owned subsidiary, Google. Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and our telephone number is (650) 253-0000. Our Class C Capital Stock and Class A Common Stock are listed on The NASDAQ Global Select Market under the symbols “GOOG” and “GOOGL” respectively. We maintain a number of websites, including www.abc.xyz. The information on, or accessible through, our websites is not part of this prospectus.

RISK FACTORS

You should carefully consider, among other things, the matters discussed under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and in other documents that we include or incorporate by reference into this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities offered hereby for general corporate purposes, including to refinance or to repay outstanding indebtedness if so specified in the applicable prospectus supplement. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

Unless the applicable prospectus supplement indicates otherwise, we will not receive any proceeds from the sale of securities by selling security holders.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be convertible or non-convertible, in one or more series.

The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of an indenture, dated as of February 12, 2016, entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented from time to time (the “indenture”), which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used. The terms of the debt securities will include those set forth in the applicable indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and any related documents before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment provisions;

•	authorized denominations if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the form of the debt securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which, and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the debt securities and the indentures may be made;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal of, premium, if any, or interest on the debt securities and the method of determining these amounts;

•	any provisions relating to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. Such additional notes will have the same terms as to ranking, redemption, waivers, amendments or otherwise as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes. In addition, we will describe in the applicable prospectus supplement, material U.S. federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Any taxes withheld or deducted from payments in respect of the debt securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Events of Default

Under the terms of the indenture, each of the following constitutes an event of default for a series of debt securities unless it is either inapplicable to a particular series or it is specifically deleted or modified:

•	default for 30 days in the payment of any interest when due;

•	default in the payment of principal, or premium, if any, when due at maturity, upon redemption or otherwise;

•	default for 30 days in the payment of any sinking fund installment, if any, when due;

•	default in the performance, or breach, of any covenant or agreement in the indenture for 90 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default described in the applicable company order or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with an officer’s certificate as to our compliance with all conditions and covenants under the indenture. The indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of, premium, if any, or interest on the debt securities, if it considers it in the interest of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists with respect to a series of outstanding debt securities (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of such series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and all accrued but unpaid interest on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the event of default may, without further act, be deemed to have been waived and such declaration may, without further act, be deemed to have been rescinded and annulled subject to conditions specified in the indenture.

If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all debt securities outstanding under the indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee security or indemnity satisfactory to it. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless (i) you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request to the trustee to institute that proceeding, (iii) there shall have been offered to the trustee security or indemnity satisfactory to the trustee and (iv) the trustee, within 60 days following the receipt of that notice, must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of that payment.

Modification and Waiver

Modification

We and the trustee may modify and amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	extend the stated maturity of the principal of, or any installment of interest on, any outstanding debt security;

•	reduce the principal amount of or the interest on or any premium payable upon the redemption of any outstanding debt security;

•	change the currency in which the principal amount of and premium, if any, or interest on any outstanding debt security is denominated or payable;

•	reduce the principal amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date;

•	materially adversely affect the economic terms of any right to convert or exchange any outstanding debt security;

•

reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults; or

•

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected.

Waiver

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, generally waive any past default under the indenture and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected cannot be so waived.

Merger, Consolidation and Sale of Assets

We will not consolidate with or merge into any other entity, or sell other than for cash or lease, all or substantially all our assets to another entity, and no entity may consolidate with or merge into us, unless:

•

we will be the continuing entity in any merger or consolidation or the successor, transferee or lessee entity (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations relating to the debt securities;

•	immediately after such consolidation, merger, sale or lease, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default; and

•	other conditions described in the indenture are met.

Defeasance and Covenant Defeasance

The indenture provides that we may discharge all of our obligations with respect to any series of the debt securities at any time, and that we may also be released from our obligations under certain covenants and from certain other obligations, including obligations imposed by a company order or supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding debt securities of that series;

•

no event of default under the indenture has occurred and is continuing on the date of such deposit, other than an event of default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit; and

•

we deliver to the trustee an opinion of counsel to the effect that (i) the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance and (ii) the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those beneficial owners U.S. federal income tax treatment of principal and interest payments on the debt securities of that series and, in the case of a defeasance, this opinion is accompanied by a ruling to that effect received from or published by the Internal Revenue Service.

Governing Law

The indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The trustee under the indenture is The Bank of New York Mellon Trust Company, N.A. The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act with respect to any debt securities issued under the indenture. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF CAPITAL STOCK

General

We may offer shares of our Class A Common Stock, Class C Capital Stock or shares of our preferred stock. The following summary of the rights of our capital stock does not purport to be complete. This summary is subject to and qualified by the provisions of our Amended and Restated Certificate of Incorporation (“certificate of incorporation”), our Amended and Restated Bylaws (“bylaws”), the terms of our Class C Undertaking (as defined below), and certain Transfer Restriction Agreements (as described below), copies of which are incorporated herein by reference. Additionally, the Delaware General Corporation Law (“DGCL”), as amended, also affects the terms of our capital stock.

Our certificate of incorporation provides for (1) the Class A Common Stock (“Class A Common Stock”), which has one vote per share; (2) the Class B Common Stock (“Class B Common Stock”), which has 10 votes per share; and (3) the Class C Capital Stock (“Class C Capital Stock”), which has no voting rights unless otherwise required by law. Our certificate of incorporation also provides for 100,000,000 shares of preferred stock.

Our authorized capital stock consists of 15,100,000,000 shares, each with a par value of $0.001 per share, of which:

•	9,000,000,000 shares are designated as Class A Common Stock;

•	3,000,000,000 shares are designated as Class B Common Stock;

•	3,000,000,000 shares are designated as Class C Capital Stock; and

•	100,000,000 shares are designated as preferred stock.

As of January 31, 2019, there were 299,360,029 shares of Class A Common Stock issued and outstanding, 46,535,019 shares of Class B Common Stock issued and outstanding and 349,291,348 shares of Class C Capital Stock issued and outstanding. At that date, there were no shares of preferred stock outstanding.

Capital Stock

Voting Rights

Holders of shares of Class A Common Stock and Class B Common Stock have identical rights, except that holders of shares of Class A Common Stock are entitled to one vote per share and holders of shares of Class B Common Stock are entitled to 10 votes per share. Holders of shares of Class A Common Stock and Class B Common Stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law.

Holders of shares of Class C Capital Stock have no voting rights, unless otherwise required by law.

The DGCL could require the holders of any of the shares of Class A Common Stock, Class B Common Stock, or Class C Capital Stock to vote separately as a single class in the following circumstances:

•

If we amended our certificate of incorporation to increase or decrease the par value of the shares of a class of stock, then the holders of the shares of that class would be required to vote separately to approve the proposed amendment.

•

If we amended our certificate of incorporation in a manner that altered or changed the powers, preferences, or special rights of the shares of a class of stock so as to affect them adversely, then the holders of the shares of that class would be required to vote separately to approve the proposed amendment.

As permitted by the DGCL and as set forth in our certificate of incorporation, the holders of shares of Class A Common Stock, Class B Common Stock, and Class C Capital Stock do not have the right to vote separately as a single class if the number of authorized shares of such class is increased or decreased. Rather, the number of authorized shares of Class A Common Stock, Class B Common Stock, and Class C Capital Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class.

We have not provided for cumulative voting for the election of directors.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of shares of Class A Common Stock, Class B Common Stock, and Class C Capital Stock will be entitled to share equally, on a per share basis, in any dividends that our board of directors may determine to issue from time to time. In the event that a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock, or rights to acquire shares of Class A Common Stock or Class B Common Stock, (1) the holders of shares of Class A Common Stock shall receive Class A Common Stock, or rights to acquire shares of Class A Common Stock, as the case may be; (2) the holders of shares of Class B Common Stock shall receive shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, as the case may be; and (3) the holders of shares of Class C Capital Stock shall receive shares of Class C Capital Stock, or rights to acquire shares of Class C Capital Stock, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to share equally in all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock. Immediately prior to the earlier of (1) any distribution of our assets in connection with a liquidation, dissolution, or winding-up, or (2) any record date established to determine the holders of our capital stock entitled to receive such distribution, each share of Class C Capital Stock shall automatically be converted into one share of Class A Common Stock.

Conversion

Shares of Class A Common Stock are not convertible into any other shares of our capital stock.

Other than in connection with a liquidation as described above, shares of Class C Capital Stock are not convertible into any other shares of our capital stock.

Each share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock upon written notice to our transfer agent. In addition, each share of Class B Common Stock shall convert automatically into one share of Class A Common Stock upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including the following:

•	Transfers between Larry Page and Sergey Brin, Google’s co-founders, subject to the requirements of the Transfer Restriction Agreements (as described below).

•	Transfers for tax and estate planning purposes, including to trusts, corporations, and partnerships established or controlled by a holder of Class B Common Stock.

In addition, partnerships or limited liability companies that held more than 5% of the total outstanding shares of Class B Common Stock as of the closing of Google’s initial public offering in 2004 may distribute their shares of Class B Common Stock to their respective partners or members (who may further distribute the shares of Class B Common Stock to their respective partners or members) without triggering a conversion to shares of Class A Common Stock. Such distributions must be conducted in accordance with the ownership interests of such partners or members and the terms of any agreements binding the partnership or limited liability company.

The death of any holder of shares of Class B Common Stock who is a natural person will result in the conversion of his or her shares of Class B Common Stock, and any shares held by his or her permitted entities, into shares of Class A Common Stock. However, subject to the terms set forth in the certificate of incorporation and the Transfer Restriction Agreements, either of Larry or Sergey may transfer voting control of his shares of Class B Common Stock and those held by his permitted entities to the other contingent or effective upon his death without triggering a conversion into shares of Class A Common Stock, but the shares of Class B Common Stock so transferred will convert to Class A Common Stock nine months after the death of the transferring founder.

Once transferred and converted into shares of Class A Common Stock, shares of Class B Common Stock shall not be reissued.

No class of our capital stock may be subdivided or combined unless the other classes of capital stock are concurrently subdivided or combined in the same proportion and in the same manner.

Equal Status

Except as expressly provided in our certificate of incorporation, shares of Class A Common Stock and Class B Common Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of shares of Class B Common Stock, and the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of shares of Class B Common Stock. In the event of any (1) tender or exchange offer to acquire any shares of Class A Common Stock or Class B Common Stock by any third party pursuant to an agreement to which we are a party, or (2) any tender or exchange offer by us to acquire any shares of Class A Common Stock or Class B Common Stock, the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of shares of Class B Common Stock, and the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of shares of Class B Common Stock.

Except as expressly provided in our certificate of incorporation, shares of Class C Capital Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects to the shares of Class A Common Stock and Class B Common Stock as to all matters. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of Class C Capital Stock shall receive the same amount and form of consideration on a per share basis as the consideration, if any, received by holders of shares of Class A Common Stock in connection with such merger, consolidation or combination (and if holders of shares of Class A Common Stock are entitled to make an election as to the amount or form of consideration that such holders shall receive in any such merger, consolidation or combination with respect to their shares of Class A Common Stock, then the holders of shares of Class C Capital Stock shall be entitled to make the same election as to their shares of Class C Capital Stock). In the event of any (1) tender or exchange offer to acquire any shares of Class A Common Stock or Class B Common Stock by any third party pursuant to an agreement to which we are a party, or (2) any tender or exchange offer by us to acquire any shares of Class A Common Stock or Class B Common Stock, the holders of shares of Class C Capital Stock shall receive the same amount and form of consideration on a per share basis as the consideration received by holders of shares of Class A Common Stock (and if holders of shares of Class A Common Stock are entitled to make an election as to the amount or form of consideration that such holders shall receive in any such tender or exchange offer with respect to their shares of Class A Common Stock, then the holders of shares of Class C Capital Stock shall be entitled to make the same election as to their shares of Class C Capital Stock).

Class C Settlement Agreement

In connection with the adjustment of Google’s capital structure by establishing the Google Class C Capital Stock, and the dividend of one share of Google Class C Capital Stock for each share of Google Class A Common Stock and Class B Common Stock outstanding on March 27, 2014 (the “Class C dividend”), on October 28, 2013, the Delaware Court of Chancery approved a settlement entered into by Google, the board of directors of Google and the plaintiffs in the class action litigation involving the authorization to distribute Google Class C Capital Stock captioned In Re: Google Inc. Class C Shareholder Litigation, Civil Action No. 7469-CS. The parties subsequently filed a Revised Stipulation of Compromise and Settlement with the Court, which issued an Order and Final Judgment on November 6, 2013 that fully approved the parties’ settlement agreement (the “Google Class C Settlement Agreement”). Additionally, on October 2, 2015, we entered into a Class C Undertaking pertaining to the Google Class C Settlement Agreement, pursuant to which Alphabet will undertake, with respect to the Alphabet Class A Common Stock, Class B Common Stock, Class C Capital Stock and preferred stock, to be bound by the restrictions, undertakings and all continuing obligations and to benefit from the rights of the Google Class C Settlement Agreement that are applicable to Google as if Alphabet were Google (the “Class C Undertaking”).

The terms of the Class C Undertaking require us to: (i) ensure that the Transfer Restriction Agreements (defined below) entered into by Larry, our Chief Executive Officer; Sergey, our President; and Eric E. Schmidt, our Technical Advisor, and certain of their respective affiliates cannot be waived or amended unless such amendment or waiver is first considered and recommended by a committee of two or more of the independent directors of our board of directors who do not hold Class B Common Stock, and then approved by every member of our board of directors, excluding Larry and Sergey; (ii) ensure that any waiver or amendment of the Transfer Restriction Agreements will be publicly disclosed at least 30 days before such waiver or amendment takes effect on a Form 8-K, Form 10-Q or Form 10-K; (iii) effective for three years from the Class C Capital Stock dividend payment date, prior to issuing more than 10 million shares of Class C Capital Stock as consideration in an acquisition or other business combination (excluding assumptions or conversions of equity for employees of acquired or combined companies), have our independent directors consider the effects of issuing such shares on our holders of Class A Common Stock and upon the company as a whole; and (iv) when the aggregate voting power of Larry and Sergey falls below 15% of the cumulative voting power of all our shareholders, have our board of directors consider in good faith whether it is no longer in our best interests to maintain a class of nonvoting stock and, if it so determines, take steps to cause the Class C Capital Stock to convert into Class A Common Stock.

Transfer Restriction Agreements

On October 2, 2015, we entered into a transfer restriction agreement with each of Larry, Sergey, and Eric and certain of their respective affiliates (collectively, the “Transfer Restriction Agreements”). They are intended to limit the ability of Larry, Sergey, and Eric to sell their Alphabet stock in a manner that does not reduce their voting power. Under the Transfer Restriction Agreements, the parties are bound, without any modification, by the same restrictions, undertakings and obligations that are imposed under the transfer restriction agreements, related joinders and other documentation entered into with Google on March 25, 2014 in connection with the Google Class C Settlement Agreement (the “Google Transfer Restriction Agreements”).

Pursuant to the Transfer Restriction Agreements, none of Larry, Sergey, Eric, or certain of their respective affiliates that are party to the agreements (generally, trusts and other estate planning vehicles through which Larry, Sergey, and Eric hold all or a portion of their shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock) may sell, assign, transfer, convey or hypothecate any shares of Class C Capital Stock if, as a result of such sale, transfer, conveyance or hypothecation, they, together with certain of their respective affiliates, would own more shares of Class B Common Stock than shares of Class C Capital Stock. If at any time either Larry, Sergey, or Eric, in each case together with certain of his respective affiliates, owns more shares of Class B Common Stock than shares of Class C Capital Stock, then Larry, Sergey, or Eric, as the case may be, and his respective affiliates, will be deemed to have automatically converted that number of shares of Class B Common Stock into shares of Class A Common Stock such that after such conversion he and his affiliates own an equal number of shares of Class B Common Stock as he and his affiliates own of shares of Class C Capital Stock. The required maximum ratio of shares of Class B Common Stock to shares of Class C Capital Stock owned by Larry, Sergey and Eric is subject to adjustment in connection with certain dividends, stock splits, distributions or recapitalizations.

Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may transfer shares of Class B Common Stock to their affiliates as permitted by the terms of our certificate of incorporation only if, immediately following such transfer, Larry, Sergey, or Eric, as the case may be, and his respective affiliates, would own an aggregate number of shares of Class B Common Stock equal to or less than the number of shares of Class C Capital Stock that he and his affiliates own. Additionally, Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may transfer shares of Class C Capital Stock to their affiliates only if, immediately following such transfer, Larry, Sergey, or Eric, as the case may be, and his respective affiliates, would own an aggregate number of shares of Class B Common Stock equal to or less than the number of shares of Class C Capital Stock that he and his affiliates own. However, each of Larry and his affiliates that are party to his Transfer Restriction Agreement and Sergey and his affiliates that are party to his Transfer Restriction Agreement may not transfer shares of Class B Common Stock to another person in a transfer that does not result in the automatic conversion of such shares of Class B Common Stock into Class A Common Stock pursuant to the terms of the certificate of incorporation unless Larry or Sergey, as the case may be, and his respective affiliates, transfer, in the same manner and to the same extent, an equal number of shares of Class C Capital Stock to the transferee.

In the event of (1) any merger, consolidation, or other business combination requiring the approval of the holders of our capital stock (whether or not Alphabet is the surviving entity), or the acquisition of all or substantially all of our assets, (2) any tender or exchange offer by any third party to acquire a majority of the shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, or (3) any tender or exchange offer by us to acquire any shares of Class A Common Stock, Class B Common Stock, or Class C Capital Stock, none of Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may sell, transfer or exchange, directly or indirectly, any shares of Class A Common Stock, Class B Common Stock, or Class C Capital Stock in connection with such transaction or in a related transaction for (a) with respect to their shares of Class A Common Stock or Class B Common Stock, an amount per share greater than the holders of shares of Class A Common Stock receive in such transaction or a form of consideration different from the form that the holders of shares of Class A Common Stock would receive, or may elect to receive, in such transaction; or (b) with respect to their shares of Class C Capital Stock, an amount per share greater than the holders of shares of Class C Capital Stock receive in such transaction or a form of consideration different from the form that the holders of shares of Class C Capital Stock would receive, or may elect to receive, in such transaction (the “Founder Equal Treatment Provision”).

With respect to Larry, Sergey, and certain of their respective affiliates, the applicable Transfer Restriction Agreements generally terminate when they collectively hold less than 34% of our total outstanding voting power. However, the Founder Equal Treatment Provision never terminates.

With respect to Eric and certain of his affiliates, the applicable Transfer Restriction Agreement generally terminates when they collectively hold less than 2% of our total outstanding voting power. However, the Founder Equal Treatment Provision never terminates.

As required under the terms of the Class C Settlement Agreement, the Transfer Restriction Agreements may only be amended or waived if such amendment or waiver is (i) first considered and recommended by a committee of two or more independent directors of our board of directors who do not hold Class B Common Stock and (ii) then approved by every member of our board of directors, excluding Larry and Sergey. Any Transfer Restriction Agreement amendment or waiver will be publicly disclosed by Alphabet on a Form 8-K, Form 10-Q or Form 10-K at least 30 days before such amendment or waiver takes effect.

Preferred Stock

We are authorized to issue, without approval by our stockholders, up to a total of 100,000,000 shares of preferred stock in one or more series. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers, and other rights, and any qualifications, limitations or restrictions of the shares of a series of preferred stock. Our board of directors could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of Class A Common Stock, Class B Common Stock, and Class C Capital Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Alphabet and might harm the market price of our Class A Common Stock or Class C Capital Stock.

The particular terms of any series of preferred stock offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms relating to the series of preferred stock offered may include:

•	the number of shares of the preferred stock being offered;

•	the title and liquidation preference per share of the preferred stock;

•	the purchase price of the preferred stock;

•	the dividend rate or method for determining the dividend rate;

•	the dates on which dividends will be paid;

•	whether dividends on the preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

•	any redemption or sinking fund provisions applicable to the preferred stock;

•	any securities exchange on which the preferred stock may be listed; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to the preferred stock.

Holders of preferred stock will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates set forth in the related prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by our board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the related prospectus supplement. If our board of directors fails to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

Any series of preferred stock may be redeemable in whole or in part at our option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of our certificate of incorporation and bylaws and of the DGCL could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. In particular, our capital structure concentrates ownership of our voting stock in the hands of Larry, Sergey, and Eric. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. However, these provisions could also have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Class A Common Stock or Class C Capital Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Three Classes of Stock

As discussed above, our Class B Common Stock has 10 votes per share, while our Class A Common Stock has one vote per share and our Class C Capital Stock has no voting rights (unless otherwise required by law). As a result of their ownership of a substantial portion of our Class B Common Stock, Larry and Sergey currently have the ability to elect all of our directors and to determine the outcome of most matters submitted for a vote of our stockholders. This concentrated voting control could discourage others from initiating any potential merger, takeover, or other change of control transaction that other stockholders may view as beneficial.

Because the Class C Capital Stock has no voting rights (except as required by law), the issuance of Class C Capital Stock will not result in voting dilution to the holders of shares of Class A Common Stock or Class B Common Stock. As a result, the issuance of Class C Capital Stock could prolong the duration of Larry and Sergey’s current relative ownership of our voting power and their ability to elect all of our directors and to determine the outcome of most matters submitted to a vote of our stockholders.

So long as Larry and Sergey have the ability to determine the outcome of most matters submitted to a vote of our stockholders, third parties may be deterred in their willingness to make an unsolicited merger, takeover, or other change of control proposal, or to engage in a proxy contest for the election of directors. As a result, our three classes of stock may have the effect of depriving our stockholders of an opportunity to sell their shares at a premium over prevailing market prices and make it more difficult to replace our directors and management.

Special Approval for Change in Control Transactions

In the event a person seeks to acquire us by means of a merger or consolidation transaction, a purchase of all or substantially all of our assets, or an issuance of our voting securities representing more than 2% of our outstanding shares at the time of issuance and that results in any person or group owning more than 50% of our outstanding voting power, then these types of acquisition transactions must be approved by our stockholders at an annual or special meeting. At this meeting, we must obtain the approval of stockholders representing the greater of:

•	a majority of the voting power of our outstanding capital stock; and

•	60% of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting and entitled to vote.

Limits on Ability of Stockholders to Act by Written Consent

We have provided in our certificate of incorporation and bylaws that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, no stockholder, regardless of how large its holdings of our stock are, would be able to amend our bylaws or remove directors without holding a stockholders meeting.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring or preventing hostile takeovers or delaying or preventing changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who owns 15% or more of a corporation’s outstanding voting securities or is an affiliate or associate of the corporation and, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities, and affiliates and associates of such person. The existence of this provision may have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for the shares of capital stock held by stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is Computershare Trust Company, N.A., P.O. Box 30170, College Station, Texas 77842-3170. Overnight correspondence should be sent to: Computershare Trust Company, N.A., 211 Quality Circle, Suite 210, College Station, Texas 77845.

Listing

Our Class C Capital Stock and Class A Common Stock are listed on The NASDAQ Global Select Market under the symbols “GOOG” and “GOOGL” respectively. Our Class B Common Stock is not listed on any stock market or exchange.

DESCRIPTION OF WARRANTS

General

We may offer warrants, including warrants to purchase debt securities, preferred stock, Class A Common Stock, Class C Capital Stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), as well as other types of warrants. We may offer warrants independently or together with other securities offered under this prospectus, and they may be attached to or separate from those securities. We will issue the warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants we offer.

The following is a summary of certain general terms and provisions of the warrants, but they are not complete and are subject to, and are qualified in their entirety by reference to, the warrant agreement and the warrant certificate relating to the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus is a part, either by an amendment to the registration statement or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain copies of these documents. You should read the summary below, the applicable prospectus supplement and the provisions of the warrant agreement and the warrant certificate before investing in our warrants.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants;

•	the debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•

the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants;

•

the securities, which may include preferred stock, Class A Common Stock, Class C Capital Stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants;

•	the aggregate number of the warrants;

•

the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amount of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell securities from time to time in one or more transactions separately or in combination. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase the securities.

•	If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we will sell the securities to the dealer, as principal.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Sales by Selling Security Holders

Selling security holders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement. The applicable prospectus supplement will identify the selling security holders, the terms of the securities and any material relationships we have with the selling security holders. Selling security holders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise provided in a prospectus supplement, the selling security holders will receive all the proceeds from the sale of the securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our legal counsel.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	Alphabet’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on February 4, 2019;

•	the information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed on April 27, 2018; and

•	the descriptions of our Class A Common Stock and Class C Capital Stock contained on Form 8-K12B, filed with the SEC on October 2, 2015 pursuant to Section 12(b) of the Exchange Act.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

Alphabet Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed to our Investor Relations department, at the following address:

Alphabet Inc.

1600 Amphitheatre Parkway

Mountain View, California 94043

(650) 253-0000

Email: investor-relations@abc.xyz

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Information about us is also available at our website at www.abc.xyz/investor. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. The securities offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered hereby.

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act relating to the securities to be offered. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The registration statement, including the exhibits thereto, may be inspected at the Public Reference Room maintained by the SEC at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

$10,000,000,000

Alphabet Inc.

$1,000,000,000 0.450% Notes due 2025

$1,000,000,000 0.800% Notes due 2027

$2,250,000,000 1.100% Notes due 2030

$1,250,000,000 1.900% Notes due 2040

$2,500,000,000 2.050% Notes due 2050

$2,000,000,000 2.250% Notes due 2060

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley

BofA Securities	Barclays	BNP PARIBAS	Citigroup
Deutsche Bank Securities	HSBC	Mizuho Securities	RBC Capital Markets
SOCIETE GENERALE	TD Securities	US Bancorp	Wells Fargo Securities

Co-Managers

Academy Securities	Credit Agricole CIB	Credit Suisse	Standard Chartered Bank

Blaylock Van, LLC	CastleOak Securities, L.P.	C.L. King & Associates

Drexel Hamilton	Great Pacific Securities	Guzman & Company	Loop Capital Markets

Mischler Financial Group, Inc.	Penserra Securities LLC	Ramirez & Co., Inc.

Roberts & Ryan	R. Seelaus & Co. LLC	Siebert Williams Shank	Stern

Tigress Financial Partners

August 3, 2020